UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2019

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 210 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on July 12, 2019 Aileron Therapeutics, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company was provided an initial period of 180 calendar days, or until January 8, 2020, to regain compliance with the Bid Price Rule.

On December 20, 2019, the Company applied to transfer the listing of its stock from the Nasdaq Global Market to the Nasdaq Capital Market. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

On December 27, 2019, Nasdaq approved the Company’s transfer application. This transfer will be effective at the opening of business on December 30, 2019. The Company’s common stock will continue to trade under the symbol “ALRN.” Nasdaq has advised the Company that following the effectiveness of transfer of its listing, the Company will be granted an additional 180-day period, or until July 6, 2020 (the “Compliance Date”), to regain compliance with Bid Price Rule. If, at any time before the Compliance Date, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it complies with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(F).

If the Company does not regain compliance with the Bid Price Rule by the Compliance Date, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (“Panel”). The Company expects that its stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal a delisting determination to the Panel, that such appeal would be successful. The Company has provided written notice of its intention to regain compliance with the Bid Price Rule prior to the Compliance Date by carrying out a reverse stock split, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: December 30, 2019	By:	/s/ Richard J. Wanstall
Richard J. Wanstall Chief Financial Officer & Treasurer